                                                                   Exhibit 10.13


                          AGREEMENT AND PLAN OF MERGER


                                      among

                               PURINA MILLS, INC.


                                       and

                               LAND O'LAKES, INC.


                                       and

                              LOL HOLDINGS II, INC.


                                       and

                             LOL HOLDINGS III, INC.


                            Dated as of June 17, 2001

                                TABLE OF CONTENTS

                                                                                   Page

ARTICLE I  THE MERGER...........................................................     1
   1.01  The Merger.............................................................     1
   1.02  Surviving Corporation..................................................     2
   1.03  Effective Time of the Merger...........................................     2
   1.04  Certificate of Incorporation and By-Laws of the Surviving Corporation..     2
   1.05  Board of Directors and Officers of the Surviving Corporation...........     3
   1.06  Conversion of Shares...................................................     3
   1.07  Dissenters' Rights.....................................................     4
   1.08  Stock Options, Stock Appreciation Rights, Convertible Notes............     4
   1.09  Payment for Shares.....................................................     5
   1.10  No Further Rights or Transfers.........................................     7

ARTICLE II  COVENANTS, CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME.....     8
   2.01  Operation of Business of the Company Between the Date of this Agreement
         and the Effective Time.................................................     8
   2.02  Stockholders' Meeting;  Proxy Material.................................    11
   2.03  No Shopping............................................................    12
   2.04  Access to Information..................................................    15
   2.05  Amendment or Termination of Company's Employee Plans...................    15
   2.06  Stock Options, Stock Appreciation Rights and Convertible Notes.........    15
   2.07  Reasonable Best Efforts................................................    16
   2.08  Consents...............................................................    16
   2.09  Public Announcements...................................................    17
   2.10  Notification of Certain Matters........................................    17
   2.11  Confidentiality Agreement..............................................    17
   2.12  Financing..............................................................    18
   2.13  Amendment to Rights Agreement..........................................    18
   2.14  Section 16 Matters.....................................................    18
   2.15  Title Matters..........................................................    18

ARTICLE III  CONDITIONS OF MERGER...............................................    19
   3.01  Conditions to the Obligations of Buyer, LOL Subsidiary and Acquisition
         to Effect the Merger...................................................    19
   3.02  Conditions to the Obligations of the Company to Effect the Merger......    21

ARTICLE IV  CLOSING.............................................................    22
   4.01  Time and Place.........................................................    22
   4.02  Deliveries at the Closing..............................................    22

ARTICLE V  TERMINATION AND ABANDONMENT..........................................    22
   5.01  Termination............................................................    22
   5.02  Procedure and Effect of Termination....................................    24

ARTICLE VI  REPRESENTATIONS AND WARRANTIES......................................    24
   6.01  Representations and Warranties of the Company..........................    24
   6.02  Representations and Warranties of Buyer and Acquisition................    41

ARTICLE VII  DIRECTORS' AND OFFICERS' INDEMNIFICATION; DIRECTORS AND OFFICERS
   LIABILITY INSURANCE; EMPLOYEE BENEFITS.......................................    44
   7.01  Indemnification........................................................    44
   7.02  Directors and Officers Liability Insurance.............................    44
   7.03  Fiduciary Liability Insurance..........................................    45
   7.04  Employee Benefits......................................................    45

ARTICLE VIII  MISCELLANEOUS PROVISIONS..........................................    46
   8.01  Termination of Representations, Warranties, Obligations, Covenants
         and Agreements.........................................................    46
   8.02  Amendment and Modification.............................................    46
   8.03  Waiver of Compliance; Consents.........................................    46
   8.04  Expenses; Termination Fee..............................................    47
   8.05  Additional Agreements..................................................    48
   8.06  Notices................................................................    48
   8.07  Assignment.............................................................    50
   8.08  Interpretation.........................................................    50
   8.09  Governing Law..........................................................    50
   8.10  Counterparts...........................................................    51
   8.11  Headings...............................................................    51
   8.12  Entire Agreement.......................................................    51

                          AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER dated as of June 17, 2001 (this "Agreement"), by and among Purina Mills, Inc., a Delaware corporation (the "Company"), Land O'Lakes, Inc., a Minnesota cooperative corporation ("Buyer"), LOL Holdings II, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("LOL Subsidiary"), and LOL Holdings III, Inc., a Delaware corporation and a wholly-owned subsidiary of LOL Subsidiary ("Acquisition") (the Company and Acquisition being sometimes hereinafter collectively referred to as the "Constituent Corporations").

                                   WITNESSETH:

      WHEREAS, the Boards of Directors of the Company, Buyer, LOL Subsidiary and Acquisition deem a merger of the Company and Acquisition pursuant to the terms hereof (the "Merger") advisable and in the best interests of their respective corporations and their respective stockholders; the Boards of Directors of the Company, Buyer, LOL Subsidiary and Acquisition have, by resolutions duly adopted, approved this Agreement and the Merger and the Boards of Directors of the Company and Acquisition have directed that this Agreement and the Merger be submitted to a vote of the stockholders of their respective Constituent Corporations in accordance with the laws of the State of Delaware; and LOL Subsidiary, being the sole stockholder of Acquisition, has, by written action, approved this Agreement and the Merger in accordance with such laws; and

      WHEREAS, the Company, LOL Subsidiary, Acquisition and Buyer desire to effect the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained and for the purpose of prescribing the terms and conditions of the Merger, the manner and basis of converting shares of capital stock of the Company into cash, and such other provisions as are deemed necessary or desirable, the parties agree that the Merger shall be effected on the terms and subject to the conditions set forth below and in accordance with the applicable laws of the State of Delaware.

                                    ARTICLE I

                                   THE MERGER

      1.01 The Merger. At the Effective Time, as defined in Section 1.03, and in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Law"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), the name of which shall continue to be Purina Mills, Inc.

      1.02 Surviving Corporation. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate or any interest therein vested by deed or otherwise, under the laws of Delaware or any other jurisdiction, in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, duties and liabilities of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, duties and liabilities had been incurred or contracted by it.

      1.03 Effective Time of the Merger. Subject to and immediately following the receipt of the vote of the stockholders of the Company approving this Agreement and the Merger and the satisfaction or waiver of all conditions to the consummation of the Merger set forth in this Agreement, the Company and Acquisition shall execute in the manner required by the Delaware Law and deliver for filing to the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger as required by Delaware Law (the "Certificate of Merger"). The Merger shall become effective at the time the Certificate of Merger is accepted for filing with the Secretary of State of the State of Delaware or at such later time as is set forth in the Certificate of Merger, and the term "Effective Time" shall mean the date and time when the Merger shall become effective.

      1.04  Certificate of Incorporation and By-Laws of the Surviving
Corporation.

      (a) The Certificate of Incorporation of Acquisition, a copy of which is attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the laws of the State of Delaware, except that, from and after the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:

                                   "ARTICLE I

               The name of this Corporation is Purina Mills, Inc."

      (b) The By-Laws of Acquisition in effect immediately prior to the Effective Time shall be deemed, by virtue of the Merger and without further action by the stockholders or directors of the Surviving Corporation or Acquisition, to be the By-Laws of the Surviving Corporation, until further amended in accordance with the laws of the State of Delaware.

      1.05 Board of Directors and Officers of the Surviving Corporation. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

      1.06 Conversion of Shares. The manner and basis of converting the shares of each of the Constituent Corporations shall be as follows:

      (a) At the Effective Time, each share of common stock of the Company, par value $.01 per share (the "Company Common Stock"), which is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares (as hereinafter defined), and (ii) shares of Company Common Stock held of record by Buyer, LOL Subsidiary or Acquisition or any other direct or indirect Subsidiary of Buyer or the Company immediately prior to the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive (as provided in Section 1.09(a) hereof) $23.00 in cash (the "Merger Consideration"), prorated for fractional shares, if any.

      (b) At the Effective Time, each share of common stock of Acquisition, par value $.01 per share, which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of common stock of the Surviving Corporation, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

      (c) At the Effective Time, each share of Company Common Stock held of record by Buyer, LOL Subsidiary or Acquisition or any other direct or indirect Subsidiary of Buyer or the Company immediately prior to the Effective Time and each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and cease to exist at and after the Effective Time, and no payment shall be made with respect thereto.

      1.07 Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the Delaware Law and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment pursuant to
Section 1.06(a), but the holder shall only be entitled to such rights as are granted by the Delaware Law. If a holder of shares of Company Common Stock who demands appraisal of those shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever occurs later, those shares shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.06(a), without interest, upon compliance with the provisions, and subject to the limitations, of Section 1.09 hereof. The Company shall give Buyer (a) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments received by the Company relating to stockholders' rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

      1.08  Stock Options, Stock Appreciation Rights, Convertible Notes.

      (a) Each holder of an option to purchase shares of Company Common Stock which has been heretofore granted under any employee or director stock option or compensation plan or other arrangement with the Company and which is outstanding immediately prior to the Effective Time (each, an "Option" and collectively, the "Options") shall be entitled (whether or not such Option is then exercisable) to receive in cancellation of such Option and in lieu of any other awards with respect to such Option, promptly (but in any event within three business days) after the Effective Time, a cash payment from the Surviving Corporation in an amount equal to the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such Option, multiplied by the number of shares of Company Common Stock subject to such Option immediately prior to the

Effective Time (the "Option Settlement Amount"), but subject to all required tax withholdings by the Surviving Corporation. Each Option shall be cancelled immediately prior to the Effective Time.

      (b) Each holder of a stock appreciation right the payments in respect of which are based on the value of Company Common Stock which has been heretofore granted under the Company's 2000 Stock Appreciation Rights Plan and which is outstanding immediately prior to the Effective Time (each, an "SAR" and collectively, the "SARs") shall be entitled (whether or not such SAR is then exercisable) to receive in cancellation of such SAR and in lieu of any other awards with respect to such SAR, promptly (but in any event within three business days) after the Effective Time, a cash payment from the Surviving Corporation in an amount equal to the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such SAR, multiplied by the number of shares of Company Common Stock equivalents, for purposes of measuring payments under such SAR, subject to such SAR immediately prior to the Effective Time (the "SAR Settlement Amount"), but subject to all required tax withholding of the Surviving Corporation. Each SAR shall be cancelled effective immediately prior to the Effective Time.

      (c) Each holder of a then outstanding note convertible into shares of Company Common Stock which has been heretofore issued by the Company (each, a "Convertible Note" and collectively, the "Convertible Notes") shall be entitled, following execution of a cancellation agreement with the Company, to receive in cancellation of such Convertible Note, immediately after the Effective Time, a cash payment from the Surviving Corporation in an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock into which the outstanding principal of and accrued interest on such Convertible Note is convertible immediately prior to the Effective Time under the terms of such Convertible Note, pro rated for fractional shares (the "Convertible Note Settlement Amount"). Each Convertible Note that is subject to a cancellation agreement shall be cancelled without further payment upon payment of the Convertible Note Settlement Amount for such Convertible Note.

      1.09  Payment for Shares.

      (a) At or before the Effective Time, Buyer, LOL Subsidiary or Acquisition shall deposit in immediately available funds with Wells Fargo Bank Minnesota, National Association, or any other disbursing agent selected by Buyer that is organized under the laws of the United States or any state of the United States with capital, surplus and undivided profits of at least $100,000,000 (the "Disbursing Agent"), an amount equal to the product (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares then held of record by Buyer, LOL Subsidiary or Acquisition or any other direct or indirect Subsidiary of Buyer or the Company), prorated for fractional shares, times (ii) the Merger Consideration (such product being hereinafter referred to as the "Fund"). Out of the Fund, the Disbursing Agent shall, pursuant to irrevocable instructions from the holders of Company Common Stock, make the payments referred to in Section 1.06(a) hereof, subject to the requirements of paragraph (b) of this Section 1.09. At the request of the Surviving Corporation, in its sole discretion at any time, but without any obligation to make any such request, the Disbursing Agent also may make payments, in discharge of any obligations of the Surviving Corporation pursuant to Section 262 of the Delaware Law, to holders of Company Common Stock who have exercised dissenters' rights pursuant to Section 262 of the Delaware Law and have not subsequently withdrawn or lost such rights as long as the payment from the Fund with respect to any Dissenting Share does not exceed the Merger Consideration. The Disbursing Agent shall invest portions of the Fund as Buyer or the Surviving Corporation directs, provided that all such investments shall be held as cash or in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $100,000,000 (collectively, "Permitted Investments"), or in money market funds which are invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Buyer, and shall be remitted from time to time by the Disbursing Agent upon the request of Buyer. Any amount remaining in the Fund after six months after the Effective Time may be refunded to the Surviving Corporation at its option; provided, however, that the Surviving Corporation shall be liable for any cash payments required to be made thereafter pursuant to Section 1.06(a) hereof and
Section 262 of the Delaware Law.

      (b) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than Buyer, LOL Subsidiary or Acquisition or any other direct or indirect Subsidiary of Buyer or the Company) of a certificate or certificates (a "Certificate" or "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than those holders who have exercised dissenters' rights pursuant to Section 262 of the Delaware Law and have not subsequently withdrawn or lost such rights), a form letter of transmittal (the "Letter of Transmittal") for return to the Disbursing Agent, and instructions for use in effecting the surrender of Certificates and to receive cash for each of such holder's shares of Company Common Stock pursuant to Section 1.06(a) hereof. The Letter of Transmittal shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of such Certificate or Certificates to the Disbursing Agent. The Disbursing Agent, as soon as practicable following receipt of any such Certificate or Certificates together with the Letter of Transmittal, duly executed, and any other items specified by the Letter of Transmittal, shall pay, by check or draft, to the persons entitled thereto, the sum (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of the amounts determined by multiplying
(i) the number of shares of Company Common Stock represented by the Certificate or Certificates so surrendered (prorated for fractional shares) by (ii) the Merger Consideration. All of the foregoing payments shall be subject to any required withholding of taxes by the Surviving Corporation. No interest will be paid or accrued on the cash payable upon the surrender of the Certificate or Certificates. If payment is to be made to a person other than the person in whose name the Certificate or Certificates surrendered are registered, it shall be a condition of payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or Certificates surrendered or establish to the satisfaction of the Surviving Corporation that the tax has been paid or is not applicable.

      (c) In the event any such Certificate or Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Certificates to have been lost, stolen or destroyed, the amount to which such person would have been entitled under
Section 1.09(b) hereof but for failure to deliver such Certificate or Certificates to the Disbursing Agent shall nevertheless be paid to such person, provided that the Surviving Corporation or the Disbursing Agent may, in its sole discretion and as a condition precedent to such payment, require such person to give Buyer, LOL Subsidiary, the Surviving Corporation and the Disbursing Agent a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and the Disbursing Agent and, if deemed advisable in the sole discretion of the Surviving Corporation or the Disbursing Agent, a bond in such sum as the Surviving Corporation or the Disbursing Agent may direct as indemnity against any claim that may be had against Buyer, LOL Subsidiary, the Surviving Corporation or the Disbursing Agent with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.

      1.10 No Further Rights or Transfers. At and after the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including without limitation fractional shares) shall be canceled and cease to exist, and each holder of a Certificate or Certificates that represented shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company with respect to the shares of Company Common Stock represented by such Certificate or Certificates, except for the right to surrender such holder's Certificate or Certificates in exchange for the payment provided pursuant to Section 1.06(a) hereof or to perfect such holder's right to receive payment for such holder's shares pursuant to Section 262 of the Delaware Law and Section 1.07 hereof if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to Section 262 of the Delaware Law, and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

                                   ARTICLE II

                    COVENANTS, CONDUCT AND TRANSACTIONS PRIOR
                              TO THE EFFECTIVE TIME

      2.01 Operation of Business of the Company Between the Date of this Agreement and the Effective Time. From the date of this Agreement through the earlier of termination of this Agreement or the Effective Time:

      (a) The Company shall use its reasonable best efforts to preserve intact in all material respects its business organization, assets and technology and those of its subsidiaries, to maintain its rights and franchises and those of its subsidiaries, to keep available to itself and to the Surviving Corporation the services of the present officers and key employees of the Company and its subsidiaries, and to preserve for itself and for the Surviving Corporation the present relationships of the Company and its subsidiaries with persons having significant business dealings with the Company or any of its subsidiaries.

      (b) The Company shall, and shall cause each of its subsidiaries to, except as otherwise consented to in writing by Buyer, conduct its business and operations in the ordinary course consistent with past practice.

      (c) Except as required in connection with the Merger or as otherwise consented to in writing by Buyer, the Company shall not:

            (i) amend its Certificate of Incorporation or By-Laws, or the Rights Agreement (as hereinafter defined);

            (ii) increase or decrease the number of authorized shares of its capital stock, as set forth in Section 6.01(b) hereof;

            (iii) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

            (iv) purchase, redeem or cancel for value, or permit any of its subsidiaries to purchase, redeem or cancel for value, directly or indirectly, any shares of capital stock or other equity securities of the Company or any of its subsidiaries or any Options, SARs or other rights to purchase any such capital stock or other equity securities or any Convertible Notes or other securities convertible into or exchangeable for any such capital stock or other equity securities, except as contemplated by Section 1.08 hereof, and except that any subsidiary of the Company may purchase, redeem or cancel for value any shares of its capital stock or other equity securities or any rights to purchase any such capital stock or other equity securities or any securities convertible into any such capital stock or other equity securities held by the Company or any of its other wholly-owned subsidiaries;

            (v) declare, set aside or pay, or permit any of its subsidiaries to declare, set aside or pay, any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock or other equity securities, except that any subsidiary of the Company may pay dividends or other distributions to the Company or any of its other wholly-owned subsidiaries; or

            (vi) designate any class or series of shares of its preferred stock, par value $.01 per share ("Company Preferred Stock" and, together with the Company Common Stock, herein collectively called "Company Stock").

      (d) The Company shall not and shall not permit any of its subsidiaries to, except as otherwise consented to in writing by Buyer:

            (i) issue, grant, sell or pledge any shares of capital stock or other equity securities of the Company or any of its subsidiaries (other than the issuance of shares of Company Common Stock upon exercise of the Options described in Section 6.02(b) of the Disclosure Schedule of the Company dated the date hereof, a copy of which has been delivered to Buyer (the "Disclosure Schedule"), in accordance with their terms or conversion of the Convertible Notes described in Section 6.02(b) of the Disclosure Schedule in accordance with their terms) or any options, warrants or other rights to purchase any such capital stock or other equity securities or any securities convertible into or exchangeable for any such capital stock or other equity securities or any stock appreciation rights, performance shares, phantom stock or other similar rights based upon the value of any such capital stock or other equity securities, or reprice any Options, SARs or Convertible Notes;

            (ii) purchase, lease or otherwise acquire (including without limitation acquisitions by merger, consolidation or stock or asset purchase) any assets or properties, other than those the fair value of which does not exceed $50,000 individually or $500,000 in the aggregate, and other than inventory and supplies acquired in the ordinary course of business consistent with past practice;

            (iii) sell, lease, encumber, mortgage or otherwise dispose of any material assets or properties, except that the Company and its subsidiaries may sell or otherwise dispose of inventory and obsolete equipment in the ordinary course of business consistent with past practice, and except for the continuing security interest of the lender under the Company's existing credit agreement;

            (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, contract or other document or agreement, other than in the ordinary course of business consistent with past practice and in a manner that is not reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change or effect, or any event, occurrence, state of facts or development, that is materially adverse to the business, operations, results of operations, properties, assets, liabilities or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there has been or is reasonably likely to be a Material Adverse Effect: (A) any change in the market price or trading volume of the Company Common Stock after the date hereof, or (B) any adverse change, effect, event, occurrence, state of facts or development to the extent resulting from compliance with the terms of, or the taking of any action required by, this Agreement;

            (v) incur any indebtedness for money borrowed other than indebtedness of the Company to its wholly-owned subsidiaries or of a wholly-owned subsidiary to the Company or its other wholly-owned subsidiaries and other than indebtedness incurred in the ordinary course of business under the Company's existing credit agreement that, except as disclosed in Section 2.01(d) of the Disclosure Schedule, is prepayable at any time without penalty or premium, or incur any purchase money indebtedness for fixed assets or enter into any financing, "synthetic" or capitalized lease;

            (vi) incur any other liability or obligation (except of the Company to its wholly-owned subsidiaries or of a wholly-owned subsidiary to the Company or its other wholly-owned subsidiaries), other than in the ordinary course of business consistent with past practice, or assume, guarantee, endorse (other than endorsements of checks in the ordinary course of business) or otherwise as an accommodation become responsible for the obligations of any other person (except by the Company with respect to the obligations of its wholly-owned subsidiaries or by a subsidiary with respect to the obligations of the Company or its other wholly-owned subsidiaries);

            (vii) except as otherwise required by this Agreement, enter into any new employee benefit plan, program or arrangement, or any new employment, severance or consulting agreement, amend any existing employee benefit plan, program or arrangement, or any existing employment, severance or consulting agreement, pay any retention, "stay," transaction or other bonuses in connection with the transactions contemplated by this Agreement (including without limitation under existing discretionary bonus arrangements or pools), or grant any increases in compensation or benefits other than pursuant to customary salary and employee benefit administration in the ordinary course of business consistent with past practice;

            (viii) enter into, extend, renew, modify or amend any collective bargaining agreement, or enter into any substantive negotiations with respect thereto without keeping Buyer reasonably informed thereof and, subject to any applicable legal restrictions, obtaining Buyer's prior approval before proposing any terms or changes in terms, which approval shall not be unreasonably withheld;

            (ix) enter into any other material transaction, other than in the ordinary course of business consistent with past practices;

            (x) make any tax election, settle or compromise any material federal, state, local or foreign income tax liability, file any federal, state, local or foreign income tax return without affording Buyer a reasonable opportunity to review and comment on such return, or take any position on any matter in any federal, state, local or foreign income tax return (except to the extent it is legally or contractually required to do so) as to which Buyer has reasonably objected prior to the filing of such return;

            (xi) change any accounting principles used by it, unless required by generally accepted accounting principles;

            (xii) settle any litigation, proceedings or material claims other than those arising in the ordinary course of business the settlement of which is not reasonably likely to have a Material Adverse Effect;

            (xiii) enter into any agreement with any affiliate of the Company or any Associate (as hereinafter defined) other than agreements solely between the Company and one or more of its wholly-owned subsidiaries or between two or more of the Company's wholly-owned subsidiaries; or

            (xiv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

      2.02  Stockholders' Meeting;  Proxy Material.

      (a) The Company shall cause a special meeting of its stockholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement and the Merger. Subject to the applicable provisions of Sections 2.03(b), 5.01 and
8.04 hereof, the Board of Directors of the Company shall recommend to the stockholders of the Company in the Proxy Statement (as hereinafter defined) that they vote in favor of approval of this Agreement and the Merger, and the Company shall solicit proxies in connection with such meeting in favor of such approval, shall engage a nationally recognized proxy solicitor reasonably acceptable to Buyer to solicit such proxies, and shall otherwise use its reasonable best efforts to secure the approval of the stockholders of the Company required to effect the Merger under applicable law. Simultaneously with the execution of this Agreement, GSCP Recovery, Inc. has entered into a Voting Agreement dated the date hereof (the "Voting Agreement") with Buyer, pursuant to which, among other agreements, it has granted to Daniel Knutson and James Wahrenbrock, with full power of substitution, an irrevocable proxy (the "Irrevocable Proxy") to vote all shares of Company Common Stock held of record by such stockholder (or over which such stockholder has voting power, by contract or otherwise) to approve this Agreement and the Merger, unless this Agreement has been earlier terminated pursuant to Section 5.01 hereof.

      (b) The Company will prepare, and file with the Securities and Exchange Commission (the "SEC"), a proxy statement, together with a form of proxy, with respect to the stockholders meeting described in Section 2.02(a) as soon as reasonably practicable after the execution of this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, being herein called the "Proxy Statement"). The Company (i) shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable, if such clearance is required, (ii) shall as soon as reasonably practicable thereafter mail the Proxy Statement to the stockholders of the Company, and (iii) shall otherwise comply in all material respects with all applicable legal requirements in respect of such meeting. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Buyer with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Buyer to review and comment upon the contents of the Proxy Statement and shall not include therein any information to which counsel to Buyer shall reasonably object (unless counsel to the Company shall reasonably determine that such information should be included consistent with applicable legal principles) or omit therefrom any information which counsel to Buyer shall reasonably request. If at any time prior to the meeting of the stockholders of the Company contemplated by Section 2.02(a), any event relating to the Company or any of its subsidiaries, officers or directors is discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly so inform Buyer.

      (c) Subject to the applicable provisions of Sections 5.01 and 8.04 hereof, the Board of Directors of the Company shall not withdraw or qualify, or propose to withdraw or qualify, the approval or recommendation by the Board of Directors of the Company of this Agreement or the Merger. Nothing contained in this Section 2.02(c) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2.03  No Shopping.

      (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company shall not and shall not authorize or permit any of its officers, directors, employees, financial advisors, representatives, agents, subsidiaries or affiliates to, directly or indirectly:

            (i) solicit, seek, initiate or encourage any inquiries or proposals that constitute, or would be reasonably likely to lead to, a proposal or offer for a merger, consolidation or business combination involving the Company or any of its subsidiaries, a sale of substantial assets of the Company and its subsidiaries, taken as whole (other than the sale or other disposition of inventory or obsolete equipment in the ordinary course of business consistent with past practice), a sale of shares of capital stock of the Company or any of its subsidiaries (including without limitation by way of a tender offer) or any similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),

            (ii) engage in discussions or negotiations with any person or group other than Buyer or its affiliates (a "Third Party") concerning any Acquisition Proposal, or provide any non-public information, or afford access to the properties, books, records or personnel of the Company or any of its subsidiaries, to any Third Party that is considering making, or has made, any Acquisition Proposal, or

            (iii) agree to or recommend any Acquisition Proposal;

provided, however, that nothing contained in this Section 2.03(a) shall prevent the Company from (A) furnishing non-public information or affording access to the properties, books, records or personnel of the Company or any of its subsidiaries to, or entering into discussions or negotiations with, any Third Party in connection with an Acquisition Proposal by such Third Party for a Third Party Transaction if and only to the extent (1) the Board of Directors of the Company, in the exercise of its fiduciary duties, determines in good faith (after consultation with the Company's financial and legal advisors) that such Acquisition Proposal is reasonably likely to result in a Superior Proposal (as hereinafter defined), and (2) prior to furnishing such non-public information or affording such access to the properties, books, records and personnel of the Company or any of its subsidiaries to, or entering into discussions or negotiations with, such Third Party, the Company receives from such Third Party an executed confidentiality agreement with terms no less favorable to the Company than those contained in the letter agreement regarding confidentiality, dated May 7, 2001, from Buyer to the Company (the "Confidentiality Agreement"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company agrees not to release any Third Party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, unless the Board of Directors of the Company, in the exercise of its fiduciary duties, determines in good faith (after consultation with the Company's financial and legal advisors) that such action is advisable. For purposes of this Agreement, "Superior Proposal" means an Acquisition Proposal made by a Third Party for a Third Party Transaction that specifies a price per share to be paid for the Company Common Stock that is in excess of the Merger Consideration, that was not solicited by the Company in violation of this Agreement and that, in the good faith judgment of the Board of Directors of the Company, taking into account, to the extent deemed appropriate by the Board of Directors of the Company, the various legal, financial and regulatory aspects of the Acquisition Proposal and the person or group making such proposal,

(x) if accepted, is reasonably likely to be consummated, and (y) if consummated, would result in a transaction that is more favorable to the Company's stockholders (in their capacity as stockholders), from a financial point of view, than the transactions contemplated by this Agreement.

      (b) If the Board of Directors of the Company determines in good faith in the exercise of its fiduciary duties (after consultation with the Company's financial and legal advisors) to recommend or approve a Superior Proposal, then the Company shall, at least five business days prior thereto, give Buyer written notice thereof and furnish Buyer with a copy of the definitive agreement the Company is prepared to execute with respect to the transactions contemplated by such Superior Proposal and shall afford a reasonable opportunity to Buyer within such five business day period to make such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors of the Company to maintain its recommendation of this Agreement and the Merger to the stockholders of the Company and enable the Company to proceed with the Merger on such adjusted terms, and such Superior Proposal shall not be recommended or approved by the Board of Directors of the Company nor shall any notice of termination of this Agreement be given by the Company pursuant to Section 5.01(e) hereof in connection therewith if Buyer submits to the Company during such five business day period a legally binding, executed offer to enter into an amendment to this Agreement within such five business day period reflecting such adjustments unless the Board of Directors of the Company shall have determined in good faith (after consultation with the Company's financial and legal advisors) that the transactions contemplated herein as modified by the amendment to this Agreement that Buyer has agreed to enter into during such five business day period would not, if consummated, result in a transaction that is at least as favorable to the Company's stockholders (in their capacity as stockholders) from a financial point of view as such Superior Proposal. Notwithstanding anything to the contrary stated herein, the Board of Directors of the Company may not recommend, approve or accept a Superior Proposal unless the Company concurrently therewith terminates this Agreement pursuant to Section 5.01(e) and, concurrently with such termination, makes the payments required by Sections 8.04(b) and 8.04(c).

      (c) The Company shall notify Buyer immediately after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for non-public information, or for access to the properties, books, records or personnel of the Company or any of its subsidiaries, by any Third Party that is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such Acquisition Proposal or request (including, without limitation, the identity of the Third Party making such Acquisition Proposal or request). The Company shall continue to keep Buyer informed, on a current basis, of the status of any discussions or negotiations regarding any Acquisition Proposal and the terms being discussed or negotiated (including changes or amendments thereto).

      2.04 Access to Information. The Company will give Buyer, and its counsel, financial advisors, auditors and other authorized representatives, full access to the offices (including a work area for the use of Buyer and its authorized representatives), properties (including full access for purposes of conducting any environmental analysis Buyer shall reasonably determine to be advisable), personnel, books and records of the Company and its subsidiaries at all reasonable times upon reasonable notice, and will instruct the personnel, counsel, financial advisors and auditors of the Company and its subsidiaries to cooperate in all reasonable respects with Buyer and each such representative in its investigation of the business of the Company and its subsidiaries, provided that no investigation pursuant to this Section 2.04 shall affect any representation or warranty given by the Company to Buyer, LOL Subsidiary and Acquisition hereunder or unreasonably interfere with the operations of the Company and its subsidiaries. The Company will confer from time to time with Buyer at Buyer's request to discuss the status of the operations of the Company and its subsidiaries. The foregoing access will be subject to the confidentiality obligations of Buyer contained in the Confidentiality Agreement.

      2.05 Amendment or Termination of Company's Employee Plans. The Company will, effective at or, at the election of Buyer, immediately prior to the Effective Time, cause any Employee Plans (as hereinafter defined) which it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting the Employee Plans to continue to operate in conformity with the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations adopted pursuant thereto ("ERISA"), and the Internal Revenue Code of 1986, as amended, and the rules and regulations adopted pursuant thereto (the "Code"), subsequent to the Merger, and will take any actions necessary to terminate, effective at or, at the election of Buyer, immediately prior to the Effective Time, any Employee Plans (other than those Employee Plans discussed in the last sentence of Section 7.04 hereof) that Buyer requests to be terminated.

      2.06  Stock Options, Stock Appreciation Rights and Convertible Notes.

      (a) The Company shall cause, at or immediately prior to the Effective Time, each then outstanding Option (whether or not such Option is then exercisable) to be canceled in respect of a cash payment by the Surviving Corporation, payable in accordance with Section 1.08(a), equal to the Option Settlement Amount for such Option, subject to all applicable tax withholding. Without limiting the generality of the immediately preceding sentence, the Board of Directors of the Company or any committee to which it shall have granted such authority under the Company's 2000 Equity Incentive Plan, as amended and restated as of June 12, 2000, or the Company's Non-Employee Director and Key Employee Equity Incentive Plan, each in the form provided to Buyer, shall cause the surrender of all awards under each Option at or immediately prior to the Effective Time in exchange for the right to receive, in accordance with Section 1.08(a), the Option Settlement Amount payable with respect to such Option, subject to all applicable tax withholding. The Surviving Corporation shall comply with all requirements regarding tax withholding in connection with the foregoing.

      (b) The Company shall cause, at or immediately prior to the Effective Time, each then outstanding SAR (whether or not such SAR is then exercisable) to be canceled in respect of a cash payment by the Surviving Corporation, payable in accordance with Section 1.08(b), equal to the SAR Settlement Amount for such SAR, subject to all applicable tax withholding. The Surviving Corporation shall comply with all requirements regarding tax withholding in connection with the foregoing.

      (c) The Company shall (i) use its reasonable best efforts to cause, prior to the Effective Time, the holder of each outstanding Convertible Note to enter into an agreement providing that such Convertible Note shall be canceled upon receipt of a cash payment by the Surviving Corporation, payable in accordance with Section 1.08(c), equal to the Convertible Note Settlement Amount for such Convertible Note, and (ii) give on a timely basis all notices required to be given under the Convertible Notes in connection with the Merger and the other transactions contemplated by this Agreement.

      2.07 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable to ensure that the conditions set forth in Article III hereof are satisfied and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement.

      2.08 Consents. Each of the parties hereto shall use its reasonable best efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by this Agreement. Each of Buyer and the Company shall as soon as practicable file a Pre-Merger Notification and Report Form and such related material as it may be required to file under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Buyer and the Company shall (a) respond as promptly as practicable to any inquiries or requests received from the FTC, the Antitrust Division or any other domestic or foreign governmental authority for additional information or documentation, and (b) not extend the waiting period under the HSR Act or enter into any agreement with any governmental authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other party hereto, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing stated in this Agreement shall require Buyer to agree to, or permit the Company to agree to, the divestiture of any assets of Buyer, the Company or their respective subsidiaries (other than the divestiture of immaterial assets on commercially reasonable terms) to obtain termination of any waiting period under the HSR Act.

      2.09 Public Announcements. Except as hereinafter provided in this Section 2.09, Buyer and the Company will consult with each other before issuing any press release or otherwise making any public statements prior to the Effective Time with respect to the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to receiving the consent of the other party, which consent will not be unreasonably withheld or delayed. Nothing stated herein shall prohibit (a) any party from making a press release or other statement required by law or by obligations pursuant to any listing agreement with any automated interdealer quotation system if the party making the disclosure has first consulted with the other parties hereto, or (b) Buyer, after or concurrently with the first public disclosure by the parties regarding this Agreement, from mailing or otherwise providing information regarding the Merger or the other transactions contemplated hereby to its members or to dealers or franchisees of the Company and its subsidiaries after prior consultation with the Company.

      2.10 Notification of Certain Matters. The Company will give prompt notice, as soon as reasonably practicable, to Buyer of the occurrence or nonoccurrence of any event, circumstance or condition (a) which has had or is reasonably likely to have a Material Adverse Effect, (b) which has caused any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect, or (c) which has caused any failure of the Company to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 2.10 will not limit or otherwise affect the rights or remedies of Buyer, LOL Subsidiary or Acquisition under this Agreement.

      2.11 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect until the Effective Time. Except as otherwise required by laws or regulations applicable to the Company, the Company shall maintain, and shall require its representatives to maintain, all financial statements and other information of Buyer provided to the Company in connection with the transactions contemplated hereby ("Buyer Information") on a confidential basis and will use such Buyer Information strictly and exclusively in connection with the transactions contemplated hereby. If the Company or any of its representatives is legally compelled to disclose any Buyer Information, the Company will promptly notify Buyer in order to permit Buyer to seek a protective order or take other appropriate action and will cooperate with Buyer's efforts to obtain a protective order or other reasonable assurances that confidential treatment will be accorded such Buyer Information.

      2.12 Financing. Buyer shall use its reasonable best efforts to obtain, on commercially reasonable terms, at the Effective Time, the financing contemplated by the Financing Commitment, as hereinafter defined (the "Financing"). Buyer shall periodically brief the Company on the status of negotiations to obtain the Financing and shall advise the Company promptly of the occurrence of any event, circumstance or condition that it believes may prevent Buyer from obtaining the Financing at the Effective Time.

      2.13 Amendment to Rights Agreement. Prior to, or simultaneously with, the execution and delivery of this Agreement, the Board of Directors of the Company adopted the amendment to the Rights Agreement attached as Exhibit B hereto.

      2.14 Section 16 Matters. Prior to the Effective Time, with respect to both derivative and non-derivative securities, as applicable, Buyer and the Company shall take all such steps as may be required or appropriate to cause any dispositions of the Company Common Stock resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, those steps to be taken in accordance with the no-action letter dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

      2.15 Title Matters. The Company shall use its reasonable best efforts to assist Buyer in obtaining at or prior to the Effective Time, at Buyer's expense,
(a) commitments for standard owner's and/or lender's policies of title insurance from First American Title Insurance Company (or any other title insurance company designated by Buyer), in form and amounts reasonably acceptable to Buyer, covering the real property owned by the Company and its subsidiaries; and
(b) such surveys and similar investigations of such real property as Buyer shall request. Without limiting the generality of the foregoing, the Company shall arrange for the execution and delivery to such title insurance company at or prior to the Effective Time of such affidavits as are required by such title insurance company in order for it to provide endorsements in respect of such commitments to the effect that the knowledge of the Company or any of its subsidiaries shall not form the basis for the exclusion from coverage under such policies.

      2.16 Restrictions on Debt. From the date of this Agreement through the Effective Time, Buyer will not, and will not permit any of its consolidated subsidiaries to, create, assume, incur, issue, guarantee or otherwise become directly or indirectly liable in respect of any Debt (as hereinafter defined), except (a) Debt described in the Financing Commitment in effect as of the date of this Agreement, (b) Debt incurred in the ordinary course of business after the date of this Agreement under the credit agreements described in the Financing Commitment, (c) Debt described in Schedule 6.02(h) hereto, and (d) other Debt created, assumed, incurred, issued or guaranteed in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $50,000,000.

                                   ARTICLE III

                              CONDITIONS OF MERGER

      3.01 Conditions to the Obligations of Buyer, LOL Subsidiary and Acquisition to Effect the Merger. The obligations of Buyer, LOL Subsidiary and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Sections 3.01(b) and 3.01(e)) may be waived in writing by Buyer:

      (a) Accuracy of Representations and Warranties; Compliance with Covenants. The representations and warranties of the Company contained in
Section 6.01 of this Agreement shall be true and correct in all material respects as of the date of this Agreement, and immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time, except to the extent that any and all inaccuracies in any such representations and warranties (other than the representations and warranties in the first sentence of Section 6.01(a) and the representations and warranties in Section 6.01(b) and the first three sentences of Section 6.01(c), as to which this exception shall not apply) (i) have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (provided that, solely for purposes of this exception, any representation or warranty in Section 6.01 that is qualified by materiality or Material Adverse Effect language shall be read as if such qualifier were not present), and (ii) are not reasonably likely to impair, individually or in the aggregate, the consummation of the transactions contemplated by this Agreement. The Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time. Buyer, LOL Subsidiary and Acquisition shall have received a certificate signed on behalf of the Company by an appropriate executive officer of the Company to the effects set forth in this Section 3.01(a) and in Section 3.01(d).

      (b) Stockholder Approval of Agreement and Merger. This Agreement and the Merger shall have been approved by the stockholders of the Company by the vote required by the Delaware Law and the Company's Certificate of Incorporation and By-Laws.

      (c) Absence of Litigation, Injunctions. There shall not be instituted or pending any suit, action, investigation, inquiry or other proceeding brought by any governmental or other regulatory or administrative agency or commission which is reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages, directly or indirectly, to Buyer or the Surviving Corporation if the transactions contemplated hereby are consummated, and there shall not be in effect any injunction, preliminary restraining order or other writ, order, judgment or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

      (d) Absence of Material Adverse Effect. There shall not have been, since the date of this Agreement (i) any damage, destruction or loss, whether covered by insurance or not, that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (ii) any suit, action, investigation, inquiry or other proceeding brought by or before any court, arbitrator or governmental or other regulatory or administrative agency or commission which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or (iii) any other event, development or condition (financial or otherwise) of any character or any operations or results of operations that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

      (e) HSR Act. All filings required prior to the Merger under the HSR Act shall have been made and all applicable waiting periods under the HSR Act shall have expired or been terminated.

      (f) Dissenting Shares. The holders of not more than twelve percent of the issued and outstanding Company Common Stock shall have taken such action prior to or at the time of the stockholders' vote on the Merger as is necessary as of that time to entitle them to the statutory dissenters' rights referred to in Section 1.07 hereof.

      (g) Cancellation of Stock Options and Stock Appreciation Rights. Each Option and SAR shall have been cancelled.

      (h) Rights. No Rights (as hereinafter defined) shall have become exercisable under the Rights Plan.

      (i) Financing. The proceeds of the Financing shall be available to Buyer, unless the unavailability of such proceeds is due solely to (i) the existence of a competing offer, placement or arrangement of any debt securities or bank financing by or on behalf of Buyer or any of its subsidiaries, or (ii) Buyer's failure to terminate its 364-Day Credit Agreement dated June 28, 1999, or (iii) any inaccuracy in or breach of the representations, warranties or covenants of Buyer contained in clause (a) or (b) of the fourth sentence of the fourth paragraph of the Financing Commitment (except to the extent such representations, warranties or covenants relate to the Company or any of its subsidiaries).

      (j) Pay-off of Existing Credit Facility. The Company shall have delivered to Buyer a duly executed pay-off agreement, in form and substance reasonably satisfactory to Buyer, providing for, at the Effective Time, the prepayment in full of all of the obligations of the Company outstanding under the Company's existing credit agreement, the termination of such credit agreement and any related interest rate swap agreement, and the release of all guaranties of and liens securing the obligations of the Company under such credit agreement, in each case without the payment of any premium, penalty, breakage cost or fee other than as disclosed in Section 2.01(d) of the Disclosure Schedule.

      3.02 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Sections 3.02(b) and 3.02(d)) may be waived in writing by the Company:

      (a) Accuracy of Representations and Warranties, Compliance with Covenants. The representations and warranties of Buyer, LOL Subsidiary and Acquisition contained in Section 6.02 of this Agreement shall be true and correct in all material respects as of the date of this Agreement, and immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time, except to the extent that any and all inaccuracies in any such representations and warranties are not reasonably likely to impair, individually or in the aggregate, the consummation of the transactions contemplated by this Agreement. Each of Buyer, LOL Subsidiary and Acquisition shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time. The Company shall have received a certificate signed on behalf of Buyer by an appropriate executive officer of Buyer to the effects set forth in this Section 3.02(a).

      (b) Stockholder Approval of Agreement and Merger. This Agreement and the Merger shall have been approved by the stockholders of the Company by the vote required by the Delaware Law and the Company's Certificate of Incorporation and By-Laws.

      (c) Absence of Litigation, Injunctions. There shall not be instituted or pending any suit, action, investigation, inquiry or other proceeding brought by any governmental or other regulatory or administrative agency or commission which is reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions, and there shall not be in effect any injunction, preliminary restraining order or other writ, order, judgment or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

      (d) HSR Act. All filings required prior to the Merger under the HSR Act shall have been made and all applicable waiting periods under the HSR Act shall have expired or been terminated.

                                   ARTICLE IV

                                     CLOSING

      4.01 Time and Place. Subject to the provisions of Articles III and V hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Faegre & Benson LLP on the same business day as, and promptly following, the meeting of stockholders referred to in Section 2.02(a) hereof or at such other place or at such other time as Buyer and the Company may mutually agree upon for the Closing to take place.

      4.02 Deliveries at the Closing. Subject to the provisions of Articles III and V hereof, at the Closing:

      (a) there shall be delivered to Buyer, LOL Subsidiary, Acquisition and the Company the certificates and other documents and instruments the delivery of which is contemplated under Article III hereof;

      (b) Acquisition and the Company shall cause the Certificate of Merger to be filed as provided in Section 1.03 hereof and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective; and

      (c) subject to the rights of the Surviving Corporation to receive a refund of amounts remaining in the Fund six months after the Effective Time under Section 1.09 hereof, Buyer, LOL Subsidiary or Acquisition shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund in Section 1.09 hereof.

                                    ARTICLE V

                           TERMINATION AND ABANDONMENT

      5.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time whether before or, except as otherwise provided in Section 5.01(e), after approval of this Agreement and the Merger by the stockholders of the Company:

      (a)   by mutual written consent of Buyer and the Company;

      (b) by Buyer or the Company, if the Merger shall not have been consummated on or before December 31, 2001, which date may be extended by mutual agreement of Buyer and the Company, unless such failure of consummation shall be due to failure by the party seeking to terminate this Agreement (or, in the event Buyer is seeking termination, the failure by any of Buyer, LOL Subsidiary or Acquisition) to comply in all material respects with the terms, covenants and agreements contained in this Agreement;

      (c) (i) by Buyer, if any of the conditions set forth in Section 3.01 hereof shall become impossible to fulfill other than for reasons totally within the control of Buyer, LOL Subsidiary or Acquisition, and shall not have been waived in writing by Buyer, or (ii) by the Company or Buyer, if the stockholders of the Company shall fail to approve this Agreement and the Merger by the vote required by the Delaware Law and the Company's Certificate of Incorporation and By-Laws at the first meeting of stockholders called for that purpose or any adjournment thereof;

      (d) by the Company, if any of the conditions set forth in Section 3.02 hereof shall become impossible to fulfill other than for reasons totally within the control of the Company, and shall not have been waived in writing by the Company;

      (e) by the Company at any time prior to approval of this Agreement and the Merger by the stockholders of the Company, concurrently with the recommendation or approval by the Board of Directors of the Company of a Superior Proposal; provided, however, that (i) the Board of Directors of the Company shall have determined in good faith in the exercise of its fiduciary duties (after consultation with the Company's financial and legal advisors) to recommend or approve such Superior Proposal, (ii) at all times prior to such termination the Company shall have complied with Section 2.03 hereof, and (iii) no termination shall be permitted pursuant to this Section 5.01(e) unless, prior to or simultaneously with such termination, the payments provided for in Sections 8.04(b) and 8.04(c) hereof are made to Buyer;

      (f) by Buyer, (i) if (A) the Company fails to call or hold the special meeting of stockholders provided for in Section 2.02(a), to solicit proxies in connection with such special meeting in favor of approval of this Agreement and the Merger, or to conduct the vote to approve this Agreement and the Merger at such special meeting or any adjournment thereof, or (B) the Board of Directors of the Company fails to recommend the Merger to the Company's stockholders, withdraws, qualifies or modifies such recommendation or its approval of this Agreement or the Merger once given, or takes any position or action that is inconsistent with such recommendation, or (C) the Board of Directors of the Company or any committee thereof accepts, recommends or approves, or makes a determination to accept, recommend or approve, an Acquisition Proposal, or (D) the Company enters into any agreement for a Third Party Transaction, whether or not, in the case of any of clause (A), (B), (C) or (D), as a result of the exercise by the Board of Directors of the Company or any committee thereof of its fiduciary duties, or (ii) if the Company breaches Section 2.03 of this Agreement; or

      (g) by the Company, (i) if the Financing Commitment shall have been terminated, or (ii) at any time after November 15, 2001, if (A) all of the conditions to the obligations of Buyer, LOL Subsidiary, Acquisition and the Company to effect the Merger, other than the condition set forth in Section 3.01(i), shall have been satisfied or waived in writing by Buyer or the Company, as the case may be, and (B) the condition set forth in Section 3.01(i) shall not have been satisfied.

      5.02 Procedure and Effect of Termination. In the event of termination and abandonment of the Merger by the Company or Buyer pursuant to Section 5.01 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in Sections 6.01(o), 6.02(d) and 8.04 hereof or except with respect to a material breach by a party to this Agreement of any representation, warranty or covenant contained in this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      6.01 Representations and Warranties of the Company. Except as set forth in the appropriate Section of the Disclosure Schedule, the Company represents and warrants to Buyer, LOL Subsidiary and Acquisition, and their respective successors and assigns, as follows:

      (a) Corporate Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is incorporated in Delaware and each of its subsidiaries is incorporated in the jurisdiction set forth opposite its name in Section 6.01(a) of the Disclosure Schedule. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified or licensed has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company has prior to the date hereof delivered to Buyer a certified copy of its Certificate of Incorporation and its By-Laws and copies of all similar organizational documents of its subsidiaries. Each such copy is complete and correct in all material respects.

      (b) Capitalization. The authorized capital stock of the Company at the date hereof consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. On the date hereof, 10,000,000 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held in the treasury of the Company. None of the shares of Company Preferred Stock has been designated as to class or series other than 300,000 shares designated as Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Junior Participating Preferred Stock"), and none of the shares of Company Preferred Stock are issued and outstanding or held in treasury by the Company. Except as set forth above in this Section 6.01(b), the Company has no other issued or outstanding shares of capital stock. There are no outstanding subscriptions, options, warrants, or other rights to purchase Company Stock or any other capital stock or other equity securities of the Company or its subsidiaries or any calls or other agreements or commitments by which the Company or its subsidiaries are bound in respect of the Company Stock or other capital stock or other equity securities of the Company or its subsidiaries, whether issued or unissued, and no outstanding securities are convertible into or exchangeable for Company Stock or any other capital stock or other equity securities of the Company or its subsidiaries, except for (i) the Rights Agreement dated as of June 29, 2000 between the Company and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as amended by Amendment No. 1 to Rights Agreement dated December 4, 2000, by Amendment No. 2 to Rights Agreement dated May 29, 2001, and by Amendment No. 3 to Rights Agreement dated June 17, 2001 (as so amended, the "Rights Agreement"), pursuant to which each outstanding share of Company Common Stock has attached to it certain rights (the "Rights"), including rights under certain circumstances to purchase a fraction of a share of Series A Junior Participating Preferred Stock for $100 or Company Common Stock at one-half of its market price, subject to adjustment, (ii) Options to purchase up to an aggregate of 1,100,000 shares of Company Common Stock, and (iii) the Convertible Notes. There are no outstanding stock appreciation rights, phantom stock rights, performance shares or other similar rights based upon the value of the Company Stock or any other capital stock or other equity securities of the Company or its subsidiaries, except SARs equivalent, for purposes of measuring payments thereunder, to an aggregate of 277,000 shares of Company Common Stock.
Section 6.01(b) of the Disclosure Schedule lists, (x) for each of the Options and Convertible Notes, the person holding such security, the number of shares of Company Common Stock presently subject to such security, the present exercise price of such security, and the expiration date of such security, and (y) for each of the SARs, the person holding such SAR, the number of shares of Company Common Stock equivalents, for purposes of measuring payments thereunder, presently subject to such SAR, the present exercise price of such SAR, and the expiration date of such SAR. The closing sales price of the Company Common Stock on the effective date of grant of each SAR, as reported on the NASDAQ National Market System, does not exceed the per share Merger Consideration. All of the outstanding shares of capital stock or other equity securities of the Company and its subsidiaries are validly issued, fully paid and nonassessable. Section 6.01(b) of the Disclosure Schedule sets forth the name of each subsidiary of the Company and the percentage of the outstanding capital stock or other equity securities of such subsidiary owned, directly or indirectly, by the Company. All of such capital stock or other equity securities are owned, directly or indirectly, by the Company free and clear of all restrictions and encumbrances other than restrictions on transfer imposed by federal and state securities laws. The Company owns no other equity securities of or equity interest in any other entity. None of the outstanding shares of capital stock or other equity securities of the Company or any of its subsidiaries or the Options or Convertible Notes were granted in violation of preemptive or similar rights. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or of which the Company otherwise has knowledge with respect to the voting of capital stock of the Company.

      (c) Authority. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly and effectively authorized by the Board of Directors of the Company, and, except for approval of this Agreement and the Merger by the stockholders of the Company as provided in Section 3.01(b) hereof, no further corporate action is necessary on the part of the Company to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the accuracy of the representations and warranties of Buyer, LOL Subsidiary and Acquisition set forth in Section 6.02(b), constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a court of law or equity). Notwithstanding anything stated herein, the consummation of the Merger is subject to the satisfaction of the conditions set forth in Section 3.02 hereof. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby, (i) will conflict with or result in a breach of the Certificate of Incorporation or By-Laws or similar organizational documents, as currently in effect, of the Company or any of its subsidiaries, or (ii) require the consent or approval of, or any filing with, any governmental authority having jurisdiction over any of the business or assets of the Company or any of its subsidiaries, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets, or result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice or both would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require notice to or the consent of any third party, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries under, any other instrument, contract or agreement to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except, in the case of clause (ii), (A) the filing with the SEC of (1) the Proxy Statement, and (2) such reports under Section 13(a), 13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business as a foreign corporation, (C) the filing of a premerger notification and report form by the Company under the HSR Act, and (D) where such violations, breaches, defaults, terminations, cancellations, accelerations, payments, benefits or liens, or the failure to obtain, make or give such consents, approvals, filings or notices, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or to impair the Company's ability to consummate the Merger or the other transactions contemplated hereby.

      (d) No Proceedings. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby, are being challenged by or are the subject of any pending or, to the knowledge of the Company, threatened litigation or governmental investigation or proceeding as of the date of this Agreement.

      (e)   Securities Reports.

            (i) The Company has heretofore made available to Buyer, in the form filed with the SEC, its (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, (B) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, (C) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since March 23, 2000, and (D) all other reports or registration statements and all other filings made by the Company with the SEC since March 23, 2000 (collectively, the "SEC Reports"). No SEC Report (including any document incorporated by reference therein), as of its filing date or, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and each SEC Report at the time of its filing complied as to form in all material respects with applicable laws and the rules and regulations of the SEC. Since March 23, 2000, the Company has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act and the rules and regulations of the SEC. Each of the consolidated financial statements contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto, including without limitation in regard to the adoption by the Company of "fresh-start" reporting) and each fairly presented in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows and changes in stockholders' equity of the Company and its subsidiaries for the periods indicated, subject in the case of quarterly financial statements to normal year-end adjustments and except that the quarterly financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles to the extent permitted by the rules and regulations of the SEC.

            (ii) The Proxy Statement will not, at the time the Proxy Statement is mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, at the time of the meeting of stockholders to which the Proxy Statement relates or at the Effective Time, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting, except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information furnished in writing to the Company by Buyer, LOL Subsidiary or Acquisition specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

      (f)   Taxes.

            (i) Each of the Company and its subsidiaries has timely filed or caused to be filed (or received appropriate extensions of time to file) all material federal, state, local, foreign and other tax returns, reports and declarations of estimated tax required to be filed by it before such filings became delinquent, and all such tax returns, reports and declarations of estimated tax are complete and accurate in all material respects.

            (ii) Each of the Company and its subsidiaries has paid all material federal, state, local and foreign taxes and all other material assessments, deficiencies, levies, imposts, duties, license fees, registration fees, withholdings or other similar governmental charges of every kind, character or description, and any interest, penalties or additions to tax imposed thereon (collectively, the "Taxes"), due or claimed by any taxing authority to be due by it, and, as of the date of the Company's most recent audited consolidated balance sheet contained in the SEC Reports delivered prior to the date of this Agreement (the "Balance Sheet"), none of the Company or any of its subsidiaries had any material liability for Taxes (including without limitation any material liability to indemnify or reimburse any other person for Taxes under any tax indemnity, tax allocation or tax sharing agreement) other than as reserved for on the Balance Sheet.

            (iii) All material amounts required to be withheld or collected by the Company or any of its subsidiaries for income taxes, social security taxes, unemployment insurance taxes and other employee withholding taxes have been so withheld or collected and either paid to the appropriate governmental authority or, if not delinquent, accrued and reserved against and entered upon the consolidated books of the Company and its subsidiaries.

            (iv) For federal income tax purposes, all tax years ending on or before December 31, 1994 are closed or the statute of limitations has expired with respect thereto. There is no material action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company, threatened in respect of any Taxes for which the Company or any of its subsidiaries may become liable, and no material claims have been made by any taxing authority of any jurisdiction in which any of the Company or its subsidiaries does not file tax returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. No presently effective waiver of any statute of limitations with respect to any taxable year has been executed by the Company or any of its subsidiaries, there is no presently effective agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes against the Company or any of its subsidiaries, and no presently effective power of attorney granted by the Company or any of its subsidiaries with respect to any tax matters is currently in force.

            (v) No property of the Company or any of its subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code.

            (vi) Neither the Company nor any of its subsidiaries has made any payment, or is a party to any contract, agreement or arrangement which could obligate it to make any payment, that would, but for the provisions of clause
(ii) of Section 280G(b)(2)(A) of the Code, constitute a "parachute payment" within the meaning of Section 280G of the Code.

            (vii) Neither the Company nor any of its subsidiaries is a party to any tax indemnity, tax allocation or tax sharing agreement.

            (viii) Neither the Company nor any of its subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year, other than a group the common parent of which was the Company.

            (ix) Neither the Company nor any of its subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

            (x) Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (xi) Neither the Company nor any of its subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

            (xii) Neither the Company nor any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (A) change in method of accounting for a taxable period ending at or prior to the Effective Time under
Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (B) "closing agreement" as described in
Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law) executed at or prior to the Effective Time; (C) installment sale or open transaction disposition made at or prior to the Effective Time; or (D) prepaid amount received at or prior to the Effective Time.

      (g) Absence of Changes. Except for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, and except as disclosed in the SEC Reports filed prior to the date of this Agreement, from the date of the Balance Sheet through the date of this Agreement, the Company and its subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) any other event, development or condition (financial or otherwise) of any character or any operations or results of operations that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (iii) any other action or event that would have required the written consent of Buyer pursuant to Section 2.01(c) or 2.01(d) had such action or event occurred after the date of this Agreement.

      (h)   Properties.

            (i) The Company and its subsidiaries have good and marketable title to all property, assets and rights reflected in the Balance Sheet or acquired by the Company and its subsidiaries after the date of the Balance Sheet (except for inventory, obsolete equipment and real estate not used in or necessary for the operation of their business sold or otherwise disposed of and accounts receivable collected since such date in the ordinary course of business) or otherwise purported to be owned by them, and have a valid leasehold interest in or other right to use all other property, assets and rights used in their business, free and clear of all mortgages, liens, pledges, charges, restrictions, encroachments, rights of third parties or other encumbrances of any kind or character other than (A) liens for Taxes not yet due and payable,
(B) mechanic's, warehousemen's, materialmen's, landlord's or similar liens securing obligations incurred in the ordinary course of business which are not yet due and payable, (C) encumbrances on real property in the nature of zoning restrictions, easements, rights of way, encroachments, restrictive covenants and other similar rights or restrictions which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, individually or in the aggregate, materially detract from the value the properties subject thereto or affected thereby or materially impair present business operations at such properties, and (D) existing mortgages, liens and encumbrances disclosed in the Balance Sheet (or in the notes thereto), except where the failure to have such title, leasehold interests or other rights to use, or the existence of such mortgages, liens, pledges, charges, restrictions, encroachments, rights of third parties or other encumbrances, has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

            (ii) All real property owned by the Company and its subsidiaries is listed by address in Section 6.01(h) of the Disclosure Schedule. All leases of real property to which the Company or any of its subsidiaries is a party (whether as landlord or tenant) or by which any of them is bound are valid and binding and in full force and effect, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party thereto is in default under or in respect of any such lease, the result of which default (including if such lease were to terminate based thereon) has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and all such material leases in effect on the date hereof have been made available to Buyer and are listed in Section 6.01(h) of the Disclosure Schedule. The real property described in Section 6.01(h) of the Disclosure Schedule as being owned by the Company and its subsidiaries and the real property subject to the leases listed in Section 6.01(h) of the Disclosure Schedule constitute the only real property used by the Company and its subsidiaries in the conduct of their business.

            (iii) There is no development, incentive or other agreement with any governmental authority that limits in any material respect the right of the Company or any of its subsidiaries to protest Taxes, establishes minimum Taxes or requires continued business operation at any particular location.

      (i) Contracts. All Contracts (as hereinafter defined) in effect on the date hereof (other than those described in clause (y) of the definition thereof) have been either included as an exhibit to an SEC Report filed prior to the date of this Agreement or made available to Buyer and listed in Section 6.01(i) of the Disclosure Schedule. All Contracts are valid and binding and in full force and effect, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party thereto is in default under or in respect of any Contract, the result of which default (including if such Contract were to terminate based thereon) has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. As used herein, "Contract" shall mean (x) each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), (y) each lease of tangible personal property entered into after December 31, 2000 the unpaid obligations of the Company or any subsidiary under which exceed $500,000, and
(z) each of the following other agreements or contracts to which the Company or any of its subsidiaries is a party or by which any of them or their properties or assets are bound:

            (i) each effective employment agreement, severance agreement, non-competition agreement or assignment of inventions agreement with any employee or former employee of the Company or any of its subsidiaries;

            (ii) each contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, software or other intangible asset (other than non-negotiated licenses of generally available commercial software);

            (iii) each loan agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or under which any note, bond or other evidence of indebtedness has been issued and remains outstanding, each guaranty, indemnification or assumption agreement, and each contract to reimburse any maker of a letter of credit or banker's acceptance;

            (iv) each mortgage, contract for deed, security agreement, conditional sales contract, financing, "synthetic" or capitalized lease, or similar agreement that effectively creates a lien on any assets of Company or any of its subsidiaries (other than any purchase money security interest, conditional sales contract, capitalized lease or similar agreement which creates a lien only on tangible personal property and the unpaid obligations of the Company or any of its subsidiaries under which are $500,000 or less);

            (v) each contract restricting the Company or any of its subsidiaries in any material respect from engaging in business or from competing with any other persons;

            (vi)  each partnership or joint venture agreement;

            (vii) each collective bargaining agreement or other agreement with any labor union or association representing employees of the Company or any of its subsidiaries;

            (viii) each agreement for the purchase or sale of products or services (other than purchase or sales orders entered into in the ordinary course of business on an order-by-order basis) under which the undelivered balance of such products or services has a price in excess of $500,000;

            (ix) each agreement for capital expenditures the unpaid obligations of the Company or any of its subsidiaries under which exceed $500,000;

            (x) each lease of tangible personal property as of December 31, 2000 the unpaid obligations of the Company or any subsidiary under which exceed $500,000;

            (xi) each agreement for the purchase or sale of any business, division or subsidiary by or to the Company or any of its subsidiaries not yet consummated or under which the Company or any of its subsidiaries has any continuing indemnification obligations;

            (xii) each agreement with any officer or director of the Company or any of its subsidiaries, any beneficial owner of five percent or more of the outstanding Company Common Stock, any ascendant, descendent, sibling or spouse of any such officer, director or beneficial owner, or any trust, partnership, corporation or other entity in which any of such persons has at least a five percent equity interest (collectively, "Associates");

            (xiii) each option, right of first refusal or right of first offer with respect to the sale, purchase or leasing of any real property; and

            (xiv) each material agreement entered into other than in the ordinary course of business.

      (j) Intellectual Property. Section 6.01(j) of the Disclosure Schedule sets forth a true and correct list of all material patents, trademarks, trade names, service marks, copyrights and domain names, and applications and registrations therefor, which are held by the Company or any of its subsidiaries (together with all material product formulas and specifications of the Company or any of its subsidiaries, the "Owned Intellectual Property"). No material patents, trademarks, trade names, service marks or copyrights, and no material product formulations or specifications, are used by the Company or any of its subsidiaries in the conduct of their business, except the Owned Intellectual Property or those licensed pursuant to licenses listed in Section 6.01(i) of the Disclosure Schedule or the non-disclosure of which therein does not constitute a misrepresentation under Section 6.01(i) of this Agreement (the "Licensed Intellectual Property"). The operation by the Company and its subsidiaries of their business has not infringed in any material respect on any patent, trademark, trade name, service mark or copyright of any other person, and none of the Company or its subsidiaries has made use of any invention, process, technique, confidential information, product formulation or specification, or other trade secret in violation in any material respect of the rights of any other person, and, as of the date of this Agreement, the Company has no knowledge of any allegations by any other person to the contrary. The Company has no knowledge of any pending patent, trademark, trade name, service mark or copyright application of any other person which, if issued or registered, would be infringed upon by the operations of the Company or any of its subsidiaries, in each case in a way which is reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, no other person is infringing in any respect upon the Owned Intellectual Property or the Licensed Intellectual Property or is making use of any invention, process, technique, confidential information, product formulation or specification, or other trade secret in violation of the rights of any of the Company or its subsidiaries, nor would any other person be infringing in any respect upon any pending patent, trademark, trade name, service mark or copyright application of the Company or any of its subsidiaries in the event that any of the foregoing becomes registered or issued, in any case in a way which has had or is reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have taken all steps reasonably required to maintain the Owned Intellectual Property and, to the knowledge of the Company, the licensor thereof has taken all steps reasonably required to maintain the Licensed Intellectual Property, including timely payment of all fees and timely filing of all documents required under intellectual property laws and regulations, except where the failure to timely pay such fees or timely file such documents has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or its subsidiaries or, to the knowledge of the Company, any licensor or licensee thereof has used or enforced, or failed to use or enforce, any of the Owned Intellectual Property or the Licensed Intellectual Property in any manner which is reasonably likely to limit its validity or result in its invalidity, or has received any notice that any of the Owned Intellectual Property or the Licensed Intellectual Property has been declared unenforceable or otherwise invalid by any governmental entity, except where such invalidity or unenforceability has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No employees of the Company or any of its subsidiaries have any rights with respect to any of the Owned Intellectual Property.

      (k) Undisclosed Liabilities. There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed or set forth in the Balance Sheet, (ii) liabilities incurred in the ordinary course of business since the date of the Balance Sheet, provided that the existence of any such liability does not otherwise constitute a misrepresentation under this Agreement, (iii) liabilities that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect, provided that the existence of any such liability does not otherwise constitute a misrepresentation under this Agreement, (iv) liabilities under, or required to be incurred under, this Agreement, and (v) liabilities (other than those in default) under contracts and agreements set forth in
Section 6.01(h) or 6.01(i) of the Disclosure Schedule or the non-disclosure of which therein does not constitute a misrepresentation under Section 6.01(h) or 6.01(i) of this Agreement.

      (l) Litigation. As of the date of this Agreement, there are no claims (including product liability claims), litigation, arbitrations, administrative proceedings, abatement orders or investigations of any kind pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any of their respective officers, employees or directors in connection with the business or affairs of the Company or any of its subsidiaries, which, if decided adversely to the Company, such subsidiary, or such officer, employee or director, are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no judgments, orders, writs, injunctions, decrees, indictments, subpoenas or civil investigative demands or awards against the Company or any of its subsidiaries that have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

      (m) Compliance with Laws. Each of the Company and its subsidiaries has complied with, and is not in default under or in violation of, any laws, ordinances, regulations or other governmental restrictions, orders, judgments or decrees applicable to it or its properties or assets (including without limitation regulations regarding the content of feed ingredients and the proper separation of feed), except where such conflicts, defaults or violations have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and, as of the date hereof, to the Company's knowledge, there have been no allegations by any governmental authority or private persons to the contrary.

      (n) Licenses and Permits. Each of the Company and its subsidiaries has in full force and effect all licenses, franchises, permits and other governmental authorizations necessary to permit it to lawfully conduct its business in the manner presently conducted and to own and use its properties and assets in the manner presently owned and used, and neither the Company nor any of its subsidiaries is in violation of any such license, franchise, permit or other governmental authorization, except where the failure to have in full force and effect any such license, franchise, permit or authorization or the existence of any such violation has not had and is not reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect. No such license, franchise, permit or other governmental authorization will terminate or lapse as a result of the consummation of the transactions contemplated by this Agreement, except to the extent any such termination or lapse is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

      (o) Brokers; Finders. Except for the fees of Greenwich Street Capital Partners II, L.P. as financial advisor to the Company, and the fees of Goldman, Sachs & Co. due in connection with the rendering of the fairness opinion referred to in Section 6.01(y) hereof, all of which fees the Company agrees to pay, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries, or Buyer, LOL Subsidiary or Acquisition, to pay such claim. The Company has delivered to Buyer a true and correct copy of all agreements under which any fees or other remuneration are due from the Company or any of its subsidiaries to Greenwich Street Capital Partners II, L.P. in connection with the performance of its services as such financial advisor or to Goldman, Sachs & Co. in connection with the rendering of such opinion.

      (p) Employee Plans. Except as disclosed in the SEC Reports filed prior to the date of this Agreement:

            (i) Each employee pension benefit plan ("Pension Plan"), as such term is defined in Section 3 of ERISA, each employee welfare benefit plan ("Welfare Plan"), as such term is defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment or arrangement which is maintained by the Company or any of its Affiliates (as hereinafter defined), or to which the Company or any of its Affiliates contributes or is under any obligation to contribute, or with respect to which the Company or any of its Affiliates has any liability (whether current or contingent) (each, an "Employee Plan" and collectively, the "Employee Plans") is listed in Section 6.01(p) of the Disclosure Schedule, and a copy of each Employee Plan which is a written plan has been made available to Buyer. In addition, copies of the most recent determination letter issued by the Internal Revenue Service and, if applicable, the most recent actuarial reports or valuations with respect to each Pension Plan, copies of the most recent summary plan description for each Pension Plan and each Welfare Plan, copies of any trust agreement, insurance contract or other funding or investment arrangements for the benefits under each Pension Plan and each Welfare Plan, and copies of the annual reports (Form 5500 Series) required to be filed with any governmental agency for each Pension Plan and each Welfare Plan for the three most recent plan years of each such plan, have been made available to Buyer.

            (ii) Each of the Company and its Affiliates has made on a timely basis all contributions or payments required to be made by it pursuant to the terms of the Employee Plans, ERISA, the Code or other applicable laws, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans. With respect to each Pension Plan which is subject to Title I, Subtitle B, Part 3 of ERISA (concerning "Funding"), the funding method used in connection with such Pension Plan is acceptable under ERISA and the actuarial assumptions used in connection with funding such Pension Plan, in the aggregate, are reasonable (taking into account the experience of such Pension Plan and reasonable expectations). The actuarial present value (based upon the same actuarial assumptions that would apply if such Pension Plan was terminated at the Effective Time) of all vested and nonvested accrued benefits (whether on account of retirement, termination, death or disability) under each such Pension Plan does not exceed the net fair market value of the assets held to fund each such Pension Plan by more than the amount, if any, set forth with respect to such Pension Plan in Section 6.01(p) of the Disclosure Schedule.

            (iii) Each Employee Plan (and any related trust or other funding instrument) has been administered in all respects in compliance with its terms and in both form and operation is in compliance in all respects with the applicable provisions of ERISA, the Code and other applicable laws and regulations, and all reports required to be filed with any government agency with respect to each Pension Plan and each Welfare Plan have been timely filed, except in any case as has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of facts that would cause the Internal Revenue Service to disqualify any Pension Plan which is intended to be a tax-qualified plan under Section 401(a) of the Code.

            (iv) There are no inquiries or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any participant or beneficiary with respect to any Employee Plan or any other employee benefit plan, agreement, commitment or arrangement in the past maintained by the Company or any of its Affiliates or to which the Company or any of its Affiliates has ever been under an obligation to contribute which, if decided adversely to the Company or any of its Affiliates, are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any plan fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code (except where any such violation or prohibited transaction has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect), or is subject to any material excise tax imposed by the Code or ERISA with respect to any Employee Plan.

            (v) Neither the Company nor any of its Affiliates has ever been a sponsor of, contributed to, or been under an obligation to contribute to any "multiemployer plan", as such term is defined in Section 3(37) of ERISA.

            (vi) Neither the Company nor any of its Affiliates has any unpaid material liability to the PBGC. The Company has paid all material premiums (and interest and penalties for late payments, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. In addition, no "reportable event" (as defined in Section 4043(b) of ERISA) has taken place with respect to any Employee Plan and no filing has been made by the Company or any Affiliate with the PBGC or the Internal Revenue Service to terminate any Employee Plan.

            (vii) Except as provided for in this Agreement, neither the Company nor any of its Affiliates is a party to any oral or written (A) agreement with any director, officer or other employee of the Company or any of its Affiliates the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or (B) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            (viii) No Employee Plan provides health, dental or life insurance benefits to any employee of the Company or an Affiliate, or any dependent of such an employee, following termination of the employee's employment, except as may be required by Section 4980B of the Code or any similar state law.

            (ix) For purposes of this Section 6.01(p), the term "Affiliate" includes (A) any trade or business with which the Company is, or at any time since January 1, 1996 was, under common control within the meaning of Section 4001(b) of ERISA, (B) any corporation with which the Company is, or at any time since January 1, 1996 was, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, (C) any entity with which the Company is, or at any time since January 1, 1996 was, under common control within the meaning of Section 414(c) of the Code, (D) any entity with which the Company is, or at any time since January 1, 1996 was, a member of an affiliated service group within the meaning of Section 414(m) of the Code, and (E) any entity with which the Company is, or at any time since January 1, 1996 was, aggregated under
Section 414(o) of the Code. Notwithstanding anything to the contrary stated in this Section 6.01(p), (1) any representation in this Section 6.01(p) given with respect to a trade, business or entity which would not have been an Affiliate under the aforesaid definition had the references in such definition to the date "January 1, 1996" instead been references to "June 29, 2000" (a "Pre-Bankruptcy Affiliate"), or with respect to any employee benefit plan, agreement, commitment or arrangement which would not have been an Employee Plan but for any Pre-Bankruptcy Affiliate maintaining or contributing thereto or being under any obligation to contribute thereto or having any liability in respect thereof (a "Pre-Bankruptcy Affiliate Plan"), shall be made only to the Company's knowledge,
(2) no Pre-Bankruptcy Affiliate Plan shall be required to be listed in Section 6.01(p) of the Disclosure Schedule, and (3) no copies of any Pre-Bankruptcy Affiliate Plan, or of any documents related thereto, shall be required to be delivered to Buyer.

      (q) Labor Matters. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, there are no existing, and since January 1, 1999 have not been any, labor strikes, walkouts, work stoppages, slowdowns or lockouts involving the Company or any of its subsidiaries, nor are there any other existing labor disputes or disturbances involving the Company or any of its subsidiaries which in each case has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The employees of the Company and its subsidiaries are not represented by any union or association, and there are no pending or, to the Company's knowledge, threatened representational questions concerning the employees of the Company or its subsidiaries.

      (r) Environmental. Except as disclosed in the SEC Reports filed prior to the date of this Agreement:

            (i) Neither the Company nor any of its subsidiaries has received written notice of, or, to the knowledge of the Company, is subject to, any pending or threatened action, cause of action, claim or investigation alleging liability under or non-compliance with any applicable federal, state or local laws or regulations relating to pollution or the protection of human health or the environment ("Environmental Laws"), except for such actions, causes of action, claims or investigations which, individually or in the aggregate, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

            (ii) To the knowledge of the Company, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind (collectively, "Release") of any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, materials, petroleum (including without limitation crude oil or any fraction thereof) or solid wastes, including without limitation those defined in any Environmental Law ("Hazardous Materials"), on, beneath, above or into any of the real property currently owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Current Property") or any of the real property formerly owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Former Property"), except for any Releases permitted by law or which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

            (iii) Neither of the Company nor any of its subsidiaries has been identified as a potentially responsible party at a site listed in the National Priorities List.

            (iv) To the knowledge of the Company, no Current Property or Former Property is or ever has been used by the Company or any of its subsidiaries, or by any other person under the control of the Company or any of its subsidiaries, for the storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials in such a manner as to require a permit under Section 3005 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6925.

            (v) To the knowledge of the Company, (A) there are no underground storage tanks, injection wells or landfills located on any of the Current Property, and (B) there are no asbestos-containing materials or polychlorinated biphenyls (PCBs) located on any of the Current Property in such form, quantities or condition so as to create any material liability or obligation of the Company or any of its subsidiaries under any Environmental Laws.

      (s) Suppliers and Customers. Section 6.01(s) of the Disclosure Schedule lists the names of the 50 largest customers (by feed ton volume, indicating the same) of the Company and its subsidiaries, taken as a whole, for the 12-month period commencing January 1, 2000 and ending on December 31, 2000. Except for cancellations or modifications which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, no such customer and no supplier of the Company or any of its subsidiaries has canceled, or otherwise so modified in a manner adverse to the Company and its subsidiaries, taken as a whole, or given notice to the Company or any of its subsidiaries of an intention to so cancel or otherwise so modify, its business relationship with the Company or any of its subsidiaries. No such customer or supplier has notified the Company or any of its subsidiaries in writing that the consummation of the transactions contemplated by this Agreement will materially and adversely affect its business relationship with the Company or any of its subsidiaries.

      (t) Recalls. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, no products of the Company or any of its subsidiaries have been recalled voluntarily or involuntarily since January 1, 1999. No such recall is being considered by the Company or any of its subsidiaries or, to the knowledge of the Company, has been requested or ordered by any governmental entity or consumer group.

      (u) Insurance. All insurance policies maintained by the Company and its subsidiaries are in full force and effect, all premiums required to have been paid with respect thereto have been paid, no notice of cancellation in respect thereof has been received and none of such insurance policies will terminate or lapse as a result of the consummation of the transactions contemplated by this Agreement.

      (v) Delaware Law Section 203. All necessary approvals have been granted by the Board of Directors of the Company under Section 203 of the Delaware Law so that none of the execution of the Voting Agreement, the granting of the Irrevocable Proxy or any acquisition of beneficial ownership of Company Common Stock by Buyer, LOL Subsidiary, Acquisition or any of Buyer's other affiliates after the execution of this Agreement will limit, delay or impair the consummation of the Merger or any other transaction with the Company or any of its subsidiaries by Buyer, LOL Subsidiary, Acquisition or any of Buyer's other affiliates pursuant to Section 203 of the Delaware Law.

      (w) Stockholder Voting Requirement. The only stockholder vote necessary to consummate the Merger under the Delaware Law and the Company's Certificate of Incorporation and By-Laws is the affirmative vote of the holders of a majority of the Company Common Stock.

      (x) Associate Transactions. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, no Associate (i) purchases from or sells or furnishes to the Company or any of its subsidiaries any material goods or services, (ii) owns, leases or licenses any real or material personal property that is used by the Company or any of its subsidiaries or (iii) is a party to any contract or agreement for joint purchases or sales of any material goods or services with the Company or any of its subsidiaries.

      (y) Fairness Opinion. The Board of Directors of the Company has received a written opinion of Goldman, Sachs & Co. to the effect that, as of the date of this Agreement, the $23.00 per share of Company Common Stock to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view.

      (z) Unlawful or Undisclosed Payments. Neither the Company nor any of its subsidiaries, nor anyone acting on their behalf, has made any material payments or otherwise provided any material benefits, direct or indirect, to any customer, supplier, governmental authority or other person, or any employee or agent thereof, for the purpose of acquiring purchase or sales relationships, licenses, franchises, permits or other governmental authorizations, or for any other purpose, that are unlawful in any material respect.

      6.02 Representations and Warranties of Buyer and Acquisition. Each of Buyer, LOL Subsidiary and Acquisition jointly and severally represents and warrants to the Company, and its successors and assigns, as follows:

      (a) Corporate Organization. Buyer is a cooperative corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of LOL Subsidiary and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Buyer is incorporated in Minnesota and each of LOL Subsidiary and Acquisition is incorporated in Delaware. Buyer has prior to the date hereof delivered to the Company a certified copy of the respective Articles or

Certificate of Incorporation and By-Laws of Buyer, LOL Subsidiary and Acquisition. Each such copy is complete and correct in all material respects.

      (b) Authority. Each of Buyer, LOL Subsidiary and Acquisition has the corporate power to execute this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer, LOL Subsidiary and Acquisition have been duly and effectively authorized by the respective Boards of Directors of such corporations, and by LOL Subsidiary as the sole stockholder of Acquisition, and no further corporate action is necessary on the part of Buyer, LOL Subsidiary or Acquisition to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, LOL Subsidiary and Acquisition and, assuming the accuracy of the representations and warranties of the Company set forth in Section 6.01(c), constitutes a valid and binding agreement of Buyer, LOL Subsidiary and Acquisition, enforceable against Buyer, LOL Subsidiary and Acquisition in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a court of law or equity). Notwithstanding anything stated herein, the consummation of the Merger is subject to the satisfaction of the conditions set forth in Section 3.01 hereof. Except as set forth in Schedule 6.02(b) hereto, neither the execution and delivery of this Agreement by Buyer, LOL Subsidiary and Acquisition, nor the consummation by Buyer, LOL Subsidiary or Acquisition of the transactions contemplated hereby, (i) will conflict with or result in a breach of the Articles or Certificate of Incorporation or By-Laws, as currently in effect, of Buyer, LOL Subsidiary or Acquisition, or (ii) require the consent or approval of, or any filing with, any governmental authority having jurisdiction over any of the business or assets of Buyer, LOL Subsidiary or Acquisition, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, LOL Subsidiary or Acquisition or any of their properties or assets, or result in a breach of or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, or require notice to or the consent of any third party under, any other instrument, contract or agreement to which Buyer, LOL Subsidiary or Acquisition is a party or by which any of them or any of the properties or assets of any of them may be bound, except, in the case of clause
(ii), (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (B) the filing of a premerger notification and report form by Buyer under the HSR Act, and (C) where such violations, breaches or defaults, or the failure to obtain, make or give such consents, approvals, filings or notices, would not, individually or in the aggregate, be reasonably likely to impair Buyer's, LOL Subsidiary's or Acquisition's ability to consummate the Merger or the other transactions contemplated hereby.

      (c) No Proceedings. Neither the execution and delivery of this Agreement by Buyer, LOL Subsidiary or Acquisition, nor the consummation by Buyer, LOL Subsidiary or Acquisition of the transactions contemplated hereby, are being challenged by or are the subject of any pending or, to the knowledge of Buyer, LOL Subsidiary or Acquisition, threatened litigation or governmental investigation or proceeding as of the date of this Agreement.

      (d) Finders; Brokers. Except for fees of J.P. Morgan Chase & Co., which Buyer agrees to pay, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of Buyer, LOL Subsidiary or Acquisition, obligating the Company or any of its subsidiaries, or Buyer, LOL Subsidiary or Acquisition, to pay such claim.

      (e) Financing Commitment. Buyer has delivered to the Company a commitment letter from The Chase Manhattan Bank and J.P. Morgan Securities Inc. for the aggregate amount of $1,150,000,000 in financing (the "Financing Commitment"). Buyer, based on conditions that are presently prevailing and that have been brought to Buyer's attention, knows of no circumstance or condition that it expects will prevent it from obtaining the Financing at the Effective Time, as provided in the Financing Commitment.

      (f) Proxy Statement. None of the information supplied or to be supplied in writing by Buyer, LOL Subsidiary or Acquisition specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time of the meeting of stockholders to which the Proxy Statement relates or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.

      (g)   Financial Statements. Buyer has previously delivered to the Company:

            (i) the consolidated balance sheets of Buyer as of December 31, 2000 and December 31, 1999 and related consolidated statements of operations and cash flows of Buyer for the twelve month periods then ended, including the notes thereto, together with the reports thereon of Buyer's independent accountants (the "Audited Financial Statements"); and

            (ii) the consolidated balance sheet of Buyer as of March 31, 2001 and related consolidated statement of operations of Buyer for the three-month period then ended prepared by Buyer (the "Interim Financial Statements").

The Audited Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Buyer and its subsidiaries at the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). The Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of Buyer and its subsidiaries at the date and for the period indicated and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Financial Statements (except as may be indicated in the notes thereto), subject to normal year-end adjustments and except that the Interim Financial Statements do not contain all footnote disclosures required by generally accepted accounting principles.

      (h)   Outstanding Debt.

            (i) As of the date hereof, neither Buyer nor any of its consolidated subsidiaries has any outstanding secured or unsecured material Debt or commitments for any material Debt, other than (A) as described in, or as incurred under credit agreements described in, the Financing Commitment, or (B) as set forth in Schedule 6.02(h) hereto.

            (ii) "Debt" means all liabilities and obligations of Buyer and its consolidated subsidiaries (A) for borrowed money (including the current portion thereof), (B) under any reimbursement agreement relating to a letter of credit, bankers' acceptance or note purchase facility, (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), and (D) under any guaranty of another person's indebtedness (other than any such liabilities or obligations of Buyer to, or with respect to Debt of, its subsidiaries or of any subsidiary of Buyer to, or with respect to Debt of, Buyer or its other subsidiaries, and other than endorsements of checks in the ordinary course of business).

            (iii) As of the date hereof, there is no default or event of default by Buyer or any of its consolidated subsidiaries under the provisions of any instrument evidencing Debt or of any agreement relating thereto that would be reasonably likely to impair Buyer's, LOL Subsidiary's or Acquisition's ability to consummate the Merger or the other transactions contemplated hereby.

                                   ARTICLE VII

                    DIRECTORS' AND OFFICERS' INDEMNIFICATION;
                   DIRECTORS AND OFFICERS LIABILITY INSURANCE;
                                EMPLOYEE BENEFITS

      7.01 Indemnification. All rights to indemnification, expense advancement and exculpation existing in favor of any person who is a director or officer of the Company or any of its subsidiaries immediately prior to the Effective Time (collectively, the "Indemnified Parties"), when acting in such capacity or when acting as a fiduciary at the request of the Company under or with respect to an Employee Plan, as provided in the Company's Certificate of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents of any of its subsidiaries (or in any indemnification agreements constituting Contracts) as in effect on the date hereof (as such rights shall have been effected by the Second Amended Joint Plan of Reorganization of the Company and certain of its affiliates declared effective on June 29, 2000 in connection with the Chapter 11 Bankruptcy case filed by the Company and such affiliates in the United States Bankruptcy Court, District of Delaware, on October 28, 1999), shall survive the Merger for a period of six years after the Effective Time (or, with respect to any relevant claim made within such six-year period, until final disposition of such claim) with respect to matters occurring at or prior to the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this
Section 7.01.

      7.02 Directors and Officers Liability Insurance. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect either (a) the current policy of directors' and officers' liability insurance maintained by the Company (provided that Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respects to the Indemnified Parties thereunder) covering the Indemnified Parties with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.02 more than an amount per year equal to 150% of the current annual premium (which current annual premium for the policy year ending June 30, 2001 the Company represents and warrants to be approximately $60,000 in the aggregate) paid by the Company for such existing insurance coverage (the "D&O Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the D&O Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the D&O Cap, or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance maintained by the Company covering the Indemnified Parties with respect to claims asserted within six years after the Effective Time arising from facts or events which occurred at or before the Effective Time.

      7.03 Fiduciary Liability Insurance. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect either (a) the current policy of liability insurance maintained by the Company for Indemnified Parties and other Covered Employees (as hereinafter defined) who have served as fiduciaries under or with respect to any Employee Plan at the request of the Company (provided that Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respects to such Indemnified Parties and other Covered Employees thereunder) covering such Indemnified Parties and other Covered Employees with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.03 more than an amount per year equal to 150% of the current annual premium (which current annual premium for the policy year ending December 31, 2001 the Company represents and warrants to be approximately $17,000 in the aggregate) paid by the Company for such existing insurance coverage (the "Fiduciary Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Fiduciary Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Fiduciary Cap, or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of liability insurance maintained by the Company for Indemnified Parties and other Covered Employees who have served as fiduciaries under or with respect to any Employee Plan at the request of the Company covering such Indemnified Parties and other Covered Employees with respect to claims asserted within six years after the Effective Time arising from facts or events which occurred at or before the Effective Time. As used herein, "Covered Employees" means individuals who are employees of the Company or any of its subsidiaries immediately prior to the Effective Time.

      7.04 Employee Benefits. Notwithstanding anything to the contrary contained in this Agreement, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the Surviving Corporation or any of its subsidiaries. Subject to the immediately preceding sentence, in the case of each individual who is an employee of the Surviving Corporation or any of its subsidiaries immediately following the Effective Time and who was an employee of the Company or any of its subsidiaries immediately prior to the Effective Time, Buyer will recognize, and will cause the Surviving Corporation and its subsidiaries to recognize, such employee's continuous service with the Company, any of its subsidiaries or Koch Industries, Inc. prior to the Effective Time, to the extent recognized by the Company as service with the Company, for purposes of determining eligibility and vesting, including without limitation for purposes of determining entitlement to vacation and severance pay (but not for other purposes, including without limitation for purposes of accrual of retirement benefits), under each employee benefit plan subject to ERISA which Buyer, the Surviving Corporation or any of their respective subsidiaries provides to such employee after the Effective Time. Notwithstanding the foregoing, (a) for the two year period following the Effective Time, Buyer will provide, or will cause the Surviving

Corporation or its subsidiaries to provide, for the benefit of the retired and terminated employees of the Company who satisfy the current eligibility requirements of the Company's Retiree Medical Plan, access to medical coverage under one or more of the Surviving Corporation's medical plans (as in effect from time to time), provided that the retired and terminated employees pay the full cost thereof; and (b) Buyer will, or will cause the Surviving Corporation to, continue and maintain in effect the Company's Capital Accumulation Plan (as specified in Section 6.01(p) of the Disclosure Schedule) from and after the Effective Time, provided that such plan may be amended or terminated with the express written consent of a majority of the active employees of the Company who are participants in the plan at the time of such amendment or termination.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      8.01 Termination of Representations, Warranties, Obligations, Covenants and Agreements. The respective representations, warranties, obligations, covenants and agreements of the parties hereto, except for the obligations of Buyer, LOL Subsidiary and Acquisition pursuant to Sections 1.06, 1.07, 1.08 and 1.09, and the obligations pursuant to Article VII, shall not survive the effectiveness of the Merger and shall terminate and be of no further force or effect upon the effectiveness of the Merger.

      8.02 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Company, Buyer, LOL Subsidiary and Acquisition at any time prior to the Effective Time with respect to any of the terms contained herein, except that, after the meeting of stockholders contemplated by Section 2.02(a) hereof, the price per share to be paid pursuant to this Agreement to the holders of Company Common Stock shall in no event be decreased and the form of consideration to be received by the holders of Company Common Stock in the Merger shall in no event be altered without the approval of such holders.

      8.03 Waiver of Compliance; Consents. Any failure of Buyer, LOL Subsidiary or Acquisition, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein (except the conditions in Sections 3.01(b), 3.01(d), 3.02(b) and 3.01(d) of this Agreement) may be waived in writing by the Company or by Buyer, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.03.

      8.04  Expenses; Termination Fee.

      (a) Except as otherwise provided below in this Section 8.04, all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the filing fees under the HSR Act shall be borne one-half by the Company and one-half by Buyer, LOL Subsidiary and Acquisition.

      (b) If this Agreement is terminated pursuant to Section 5.01 and Buyer is entitled to a Termination Fee (as hereinafter defined) under paragraph (c) or paragraph (d) of this Section 8.04, the Company shall, at the same time payment of the Termination Fee is required to be made under paragraph (c) or paragraph
(d) of this Section 8.04, as applicable, pay Buyer, in immediately available funds, an amount equal to all reasonable out-of-pocket expenses incurred by or on behalf of Buyer, LOL Subsidiary or Acquisition in connection with the negotiation, preparation, financing, execution or consummation of this Agreement and the transactions contemplated hereby, including without limitation legal, accounting, travel, filing, financing commitment (including not only those attributable to financing the Merger Consideration, but also those attributable to refinancing Buyer's existing indebtedness, which refinancing is necessary in order to finance the Merger Consideration) and other reasonable fees and expenses, provided that the aggregate fees and expenses payable by the Company to Buyer pursuant to this Section 8.04(b) shall not exceed $2,000,000.

      (c) If this Agreement is terminated pursuant to Section 5.01(e) or 5.01(f), then the Company shall, prior to or simultaneously with such termination, pay Buyer a fee in immediately available funds (a "Termination Fee") of $7,500,000.

      (d) If (i) this Agreement is terminated by the Company or Buyer pursuant to Section 5.01(b) or by Buyer pursuant to Section 5.01(c)(i) in each case as a result of a material breach by the Company of any representations, warranties or covenants contained in this Agreement or the failure of the conditions set forth in Section 3.01(f) or 3.01(h) of this Agreement to be satisfied, or is terminated by the Company or Buyer pursuant to Section 5.01(c)(ii), and (ii) prior to such termination (A) any person or group shall have informed the Company (or the Board of Directors of the Company or any executive officer of the Company) after the date hereof that such person or group proposes, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company's stockholders, propose, a Third Party Transaction, or (B) any such person or group or the Company publicly announces (including without limitation any filing with any federal or state office or agency) that such person or group has proposed, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company's stockholders, propose, a Third Party Transaction, and (iii) within one year after such termination the Company or any of its subsidiaries enters into a definitive agreement for, or consummates, a Third Party Transaction (whether or not involving such person or group), then the Company shall, prior to it or any of its subsidiaries entering into such definitive agreement for or consummating (as the case may be) such Third Party Transaction, pay to Buyer the Termination Fee.

      (e) In no event shall more than one Termination Fee be payable under this Section 8.04. As used herein, "Third Party Transaction" shall mean (i) an acquisition subsequent to the date of this Agreement pursuant to an Acquisition Proposal other than (A) an acquisition of equity securities of the Company which, when aggregated with all other equity securities of the Company beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange
Act), immediately after entering into the definitive agreement for, or consummation of, the Third Party Transaction, by the Third Party making such Acquisition Proposal or any of its affiliates, constitutes less than 25% of the total equity interests in, and less than 25% of the total voting power of the then outstanding equity securities of, the Company, and (B) an acquisition of assets of the Company or any of its subsidiaries constituting less than 25%, on a fair market value basis, of the total assets of the Company and its subsidiaries on a consolidated basis, (ii) the adoption by the Company of a plan of liquidation or dissolution, (iii) the repurchase of, or recapitalization involving, more than 25% of the Company's outstanding equity securities, or (iv) the payment of an extraordinary dividend or other distribution on Company Common Stock equal to at least 25% of the Company Common Stock's then current market price.

      (f) Buyer (for itself and its affiliates) hereby agrees that, upon (i) any termination of this Agreement under circumstances where Buyer is entitled to a Termination Fee under Section 8.04(c) or 8.04(d) hereof, and (ii) payment to Buyer of such Termination Fee and all amounts due to Buyer under Section 8.04(b) hereof, neither Buyer nor any of its affiliates shall seek to obtain any recovery, judgment or damages of any kind, including without limitation consequential, indirect or punitive damages, against the Company or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members or stockholders in connection with this Agreement or the transactions contemplated hereby.

      8.05 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

      8.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or by express courier service, effective one business day after delivery to such courier, or by registered or certified mail (postage prepaid and return receipt requested), effective when received or three business days after the mailing, whichever occurs first, or by telecopy, effective when transmitted and a confirmation is received, provided the same is on a business day, and, if not, on the next business day, to the parties at the following addresses (or at such other address for a party or to such other person's attention as shall be specified by like notice):

      (a)   If to Buyer, LOL Subsidiary or Acquisition, to it c/o:

            Land O'Lakes, Inc.
            4001 Lexington Avenue North
            Arden Hills, Minnesota  55112
            Attention:  President
            Fax No.:  (651) 481-2190

      with a copy to:

            John W. Curran
            Associate General Counsel, Law Department
            Land O'Lakes, Inc.
            4001 Lexington Avenue North
            Arden Hills, Minnesota  55112
            Fax No.: (651) 481-2832

      and

            Faegre & Benson LLP
            2200 Wells Fargo Center
            90 South Seventh Street
            Minneapolis, Minnesota  55402
            Attention:  Philip S. Garon
            Fax No.:  (612) 766-1600

      (b)   If to the Company, to it at:

            Purina Mills, Inc.
            1401 South Hanley Road
            St. Louis, Missouri  63144
            Attention:  Brad J. Kerbs
            Fax No.:  (314)768-4188

      with a copy to:

            Jones, Day, Reavis & Pogue
            901 Lakeside Avenue
            Cleveland, Ohio  44114
            Attention:  Sean M. McAvoy
            Fax No.:  (216) 579-0212

      8.07 Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties (except that LOL Subsidiary or Acquisition may assign to any other direct or indirect wholly-owned subsidiary of Buyer any and all rights and obligations of LOL Subsidiary or Acquisition under this Agreement, provided that any such assignment will not relieve Buyer from any of its obligations under this Agreement), and, except as expressly set forth in Article I hereof, or in
Section 7.01, 7.02 or 7.03 hereof with respect to Indemnified Parties, this Agreement is not intended to confer upon any person except the parties hereto any rights or remedies hereunder.

      8.08 Interpretation. As used in this Agreement, unless otherwise expressly defined herein, (a) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an incorporated organization and a government or any department or agency thereof; (b) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act; (c) the term "subsidiary" of any specified corporation shall mean any corporation or other entity of which the outstanding securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such specified corporation; (d) the term "wholly-owned subsidiary" of any specified corporation shall mean any subsidiary of such specified corporation all of the outstanding capital stock or other equity securities of which are directly or indirectly owned by such specified corporation; (e) the term "business day" shall mean any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States; and (f) the term "knowledge" or any similar term shall mean the actual knowledge, after due inquiry, of any one or more of the directors of the Company or any of its subsidiaries or any of the employees of the Company or any of its subsidiaries listed in Section 8.08 of the Disclosure Schedule.

      8.09 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws rules.

      8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.11 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

      8.12 Entire Agreement. This Agreement, including the exhibits hereto and the documents and instruments referred to herein, together with the Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the Confidentiality Agreement, in respect of such subject matter. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, except for the Confidentiality Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.

                                    PURINA MILLS, INC.


                                    By /s/ Brad J. Kerbs
                                      ----------------------------------------
                                      Its President and Chief Executive
                                         -------------------------------------
                                                  (the Company)


                                    LAND O'LAKES, INC.


John E. Gherty                      By /s/ John E. Gherty
                                      ----------------------------------------
                                      Its President and Chief Executive Officer
                                         -------------------------------------
                                                (Buyer)


                                    LOL HOLDINGS II, INC.


Daniel Knutson                      By /s/ Daniel Knutson
                                      ----------------------------------------
                                      Its Treasurer
                                         -------------------------------------
                                                (LOL Subsidiary)


                                    LOL HOLDINGS III, INC.


Daniel Knutson                      By /s/ Daniel Knutson
                                      ----------------------------------------
                                      Its Treasurer
                                         -------------------------------------
                                                (Acquisition)